EXHIBIT 10.46

EIGHTH AMENDMENT TO LEASE

THIS EIGHTH AMENDMENT TO OFFICE LEASE (the “Amendment”) dated as of November 17th, 2021 (the “Effective Date”), is made to the Office Lease dated August 1, 1999, as amended (the “Lease”), by and between Jaytee-Springhurst, LLC (“Landlord”) and Republic Bank & Trust Company (“Tenant”). As parties hereto, Landlord and Tenant hereby agree to further modify and amend the Lease as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Landlord and Tenant hereby agree as follows:

1.	Premises, Article I of the Lease is hereby amended to add the following to Article I, Section 1: “The 858 square feet of the Premises located on the second floor of the Building and specifically identified as Suite 240 is hereby added to the definition of Premises. The total of 858 square feet comprising that portion of Suite 240 more particularly shown on Exhibit A attached hereto and made a part hereof is hereinafter referred to as “Additional Premises” and hereinafter is to be included in any reference to “Premises.”

2.	Rent. Article III of the Lease is hereby amended by adding the following to Article III, Section 1: “Tenant shall pay to Landlord, at such place as Landlord may from time-to-time designate, as rental for the Additional Premises, the amount set forth on the rental chart attached hereto as Exhibit B and made a part hereof, as of December 1, 2021.”

3.	Term. The term for the Additional Premises shall run from the Effective Date to July 31, 2024, with Tenant having one five-year option to renew the Additional Premises at the same rental rate stated herein, plus an adjustment for a CPI increase. Rent shall be increased during the option period, if exercised, by the most recent five-year average CPI increase for all urban consumers to be calculated as of the last five (5) years of the term of the Additional Premises. Tenant shall notify Landlord of Tenant’s intent to exercise this option herein provided within 90 days of the expiration of the current term of the Additional Premises referenced herein.

The terms and provisions of the Lease shall continue in full force and effect except as modified and amended herein.

REPUBLIC BANK & TRUST COMPANYJAYTEE-SPRINGHURST, LLC

By: /s/Kevin Sipes    By: /s/Michael Trager-Kusman

Kevin Sipes Michael Trager-Kusman

Exhibit A

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G:\facilities\Drawings\Existing Sites\Springhurst\potential projects\2021\2021 SH Suite 240\008b2 – option 3.dwg

OFFICE
WORK ROOM
CONFERENCE ROOM
SERVER ROOM
BREAK ROOM
OPEN OFFICE
SOUTH STAIRS
WOMEN'S ROOM
MEN'S ROOM
ELEVATOR LOBBY
ENTRY
FILE ROOM
COFFEE
CORRIDOR
STORAGE
COPY FAX
ELECTRICAL
NORTH STAIRS

REPUBLIC BANK & Trust Company

601 West Market Street
Louisville, Kentucky 40202-2700
502/561-7199
Fax 502/587-0488
www.republicbank.com

SECOND FLOOR PLAN

SCALE: 1/8" = 1'-0"

PROJECT: SPRINGHURST
9600 BROWNSBORO ROAD
SUITE 240 A
LOUISVILLE, KY 40241

DATE: 10/29/21

SHEET: -

Exhibit B

Suite	Sqft	Rate	Annual Rent
Additional Space (Suite 240A)	858	$19.41	$16,653.78